3750 Torrey View Ct
San Diego, CA 92130
www.carefusion.com

FOR IMMEDIATE RELEASE
Contacts:

Media: Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors: Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION REPORTS FIRST QUARTER FISCAL 2014 RESULTS

•Revenue of $830 million consistent with company expectations

•	Diluted earnings per share (EPS) from continuing operations totaled $0.36 on a GAAP basis and remained even with prior year at $0.44 per adjusted share

•	Repurchased 3.3 million shares during the quarter, bringing the company’s total investments in share repurchases to $621 million since February 2012

SAN DIEGO, Nov. 7, 2013 - CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported financial results for its first quarter of fiscal 2014, ended Sept. 30.
“Our team executed well and delivered solid first quarter results, putting us on the right track for the full fiscal year,” said Kieran T. Gallahue, chairman and CEO. “I’m pleased with the way our Procedural Solutions team continues to perform across the board, and, with good visibility into our capital business, we continue to anticipate a strong second half of the year in Medical Systems.
“During the quarter, we continued to make strategic progress, closing our Sendal acquisition in Spain as part of our strategy to globalize the company and ramping up our R&D investments in the Procedural Solutions segment as we prepare to launch several new products over the next 18 months.”

First Quarter Results
CareFusion reported first quarter fiscal 2014 revenue of $830 million, compared to $837 million in the first quarter of fiscal year 2013, a 1 percent decrease on both a reported and constant currency basis.

Operating income was $116 million compared to $143 million in the prior year period. Excluding nonrecurring items, adjusted operating income decreased 11 percent to $142 million, with revenue mix and the medical device excise tax negatively affecting the company’s operating margins during the quarter.

Operating expenses totaled $307 million. Excluding nonrecurring items, adjusted operating expenses were $281 million, an increase of 2 percent over the prior year period, primarily driven by the medical device excise tax.

The company reported income from continuing operations of $78 million, or $0.36 per diluted share. Adjusted income from continuing operations decreased 3 percent from the prior year period to $96 million, or $0.44 per diluted share.

During the quarter, CareFusion settled a previously disclosed tax matter with the IRS, which resulted in an adjusted effective tax rate of 21.4 percent and contributed approximately $0.04 per diluted share to the company’s first quarter results.

Medical Systems
First quarter revenue for the Medical Systems segment was $524 million, a 5 percent decrease from the prior year period on a reported and constant currency basis. Strong performance in the Infusion Systems business line was offset by declines in the Respiratory Technologies and Dispensing Technologies business lines.
Segment profit for the quarter fell to $74 million from $102 million in the prior year period, a 27 percent decrease driven by expected lower volumes in the Dispensing Technologies business line resulting from a product line transition. Adjusted segment profit declined 20 percent to $90 million.

Procedural Solutions
Strong performance across the Procedural Solutions segment led to first quarter revenue of $306 million, a 7 percent increase from the prior year period on a reported and constant currency basis. Segment growth was led by double-digit revenue increases in both the Medical Specialties and Specialty Disposables business lines.
Segment profit totaled $42 million, driven by gross margin improvements that were partially offset by increased investments in R&D. On an adjusted basis, segment profit grew 8 percent to $52 million.

Recent Highlights
Additional first quarter and recent highlights included:

•
Completing the acquisition of Sendal, an infusion specialty disposable manufacturer in Spain that primarily serves the western European market, further expanding the company’s Infection Prevention business line globally.

•
Investing $121 million to repurchase 3.3 million shares during the quarter under a two-year, $750 million share repurchase program. Since the company initiated its first share buyback program in February 2012, CareFusion has invested $621 million to repurchase 18.6 million shares.

•
Receiving 510(k) clearance from the Food and Drug Administration for a needleless IV connector that features neutral reflux at disconnect and only requires a three-second alcohol swab to disinfect.  This product launch, expected in December 2013, will be the first of several new products anticipated across the Procedural Solutions segment during the next 18 months.

•	Introducing a new “Rent-a-Rowa®” leasing and service program that makes it easier for European retail pharmacies to adopt the Rowa Smart® System for automated management of pharmaceutical inventory.

•
Deploying additional functionality for the Pyxis® ES platform, a combination of hardware and software that helps improve medication safety by simplifying and standardizing the medication management process.

•	Launching a new online catalog that simplifies the ordering of surgical products either individually or as full, procedure-specific trays.

•	Introducing the new Alaris VP pump, a large volume infusion pump with technology to accurately measure variable pressure in the infusion line, in several key markets outside of the United States.

Fiscal 2014 Outlook
For the fiscal year ending June 30, 2014, CareFusion continues to expect organic revenue to grow 1 to 4 percent on a constant currency basis compared to fiscal 2013 revenue of $3.55 billion.  Adjusted diluted earnings per share from continuing operations are expected to be in the range of $2.30 to $2.40.
The guidance is based on an assumed diluted weighted average outstanding share count of approximately 215 million, which includes the impact of expected share repurchases during fiscal 2014.

Conference Call
CareFusion will host a webcast and conference call today at 2 p.m. PST (5 p.m. EST) to discuss the financial and operational results for the first quarter.
To access the call, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.
Investors and other interested parties may also access the call by dialing 866.318.8616 within the U.S. or 617.399.5135 from outside the U.S. and using the access code 68326717. A replay of the conference call will be available from 6 p.m. PST (9 p.m. EST) on Nov. 7 through 11:59 p.m. PST on Nov. 14 and can be accessed by dialing 888.286.8010 in the U.S. or 617.801.6888 from outside the U.S. and using the access code 72445345.

About CareFusion Corporation
CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops industry-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife® and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs approximately 15,000 people across its global operations. More information may be found at www.carefusion.com.
###

Use of Non-GAAP Financial Measures by CareFusion Corporation
This CareFusion news release and the information contained herein present non-GAAP financial measures that exclude certain amounts, as follows: “adjusted segment profit,” “adjusted operating expenses,” “adjusted operating income,” and “adjusted operating margin,” which exclude amortization of acquired intangibles, as well as nonrecurring restructuring and acquisition integration charges; and “adjusted income from continuing operations,” “adjusted diluted earnings per share from continuing operations” and “adjusted effective tax rate,” which exclude amortization of acquired intangibles, as well as nonrecurring restructuring and acquisition integration charges and nonrecurring tax items. The most directly comparable GAAP financial measures for these non-GAAP financial measures are segment profit, operating expenses, operating income, operating margin, income from continuing operations, diluted earnings per share from continuing operations and effective tax rate. The company has included below unaudited adjusted financial information for the quarters ended September 30, 2013 and 2012, which includes a reconciliation of GAAP to non-GAAP financial measures.
The company’s management uses these non-GAAP financial measures to evaluate the company’s performance and provides them to investors as a supplement to the company’s reported results, as they believe this information provides additional insight into the company’s operating performance by disregarding certain nonrecurring items. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. While the types of items and charges excluded from the company’s non-GAAP financial measures may occur in the future, the company’s management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-

year corporate actions, without predictable trends, or discrete and unusual or infrequent transactions that are not indicative of future operations or business trends.

Cautions Concerning Forward-looking Statements
The CareFusion news release and the information contained herein present forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. CareFusion intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results to differ materially from those projected, anticipated or implied by the forward-looking statements. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; and we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business. The CareFusion news release and the information contained herein reflect management’s views as of November 7, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CAREFUSION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended September 30,
(in millions, except per share amounts)	2013	2012
Revenue	$830	$837
Cost of Products Sold	407	401
Gross Profit	423	436
Selling, General and Administrative Expenses	248	244
Research and Development Expenses	48	47
Restructuring and Acquisition Integration Charges	11	2
Operating Income	116	143
Interest Expense and Other, Net	20	19
Income Before Income Tax	96	124
Provision for Income Tax	18	37
Income from Continuing Operations	78	87
Loss from Discontinued Operations, Net of Tax	—	(3)
Net Income	$78	$84
Per Share Amounts:[1]
Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.36	$0.39
Discontinued Operations	$—	$(0.01)
Basic Earnings per Common Share	$0.36	$0.38
Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.36	$0.39
Discontinued Operations	$—	$(0.01)
Diluted Earnings per Common Share	$0.36	$0.37
Weighted-Average Number of Common Shares Outstanding:
Basic	214.0	221.9
Diluted	217.4	224.4
Adjusted Financial Measures:[2]
Operating Expenses	$281	$276
Operating Income	$142	$160
Operating Margin[3]	17.1%	19.1%
Income from Continuing Operations	$96	$99
Diluted EPS from Continuing Operations	$0.44	$0.44
Effective Tax Rate	21.4%	30.2%
____________
[1] Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

[2] Adjusted financial measures are non-GAAP measures that exclude amortization of acquired intangibles, as well as certain nonrecurring items, as discussed above under Use of Non-GAAP Financial Measures. These measures are reconciled to comparable GAAP measures in the Reconciliation of Non-GAAP Financial Measures included in the pages that follow.

[3] Operating margin reflects operating income divided by revenue. The Reconciliation of Non-GAAP Financial Measures included in the pages that follow present operating income on a GAAP and an adjusted basis, from which operating margin is derived.

CAREFUSION CORPORATION
SEGMENT AND SELECT BUSINESS LINE REVENUES
(UNAUDITED)

	Quarters Ended September 30,		Percent
(in millions)	2013	2012	Change
Medical Systems
Dispensing Technologies	$211	$244	(14)%
Infusion Systems	219	203	8%
Respiratory Technologies	88	97	(9)%
Other	6	7	(14)%
Total Medical Systems	$524	$551	(5)%
Procedural Solutions
Infection Prevention	$149	$144	3%
Medical Specialties	89	80	11%
Specialty Disposables	68	62	10%
Total Procedural Solutions	$306	$286	7%
Total CareFusion	$830	$837	(1)%

CAREFUSION CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted Financial Data:
	Segment Profit
(in millions, except per share amounts)	Medical Systems	Procedural Solutions	SG&A Expenses	Operating Expenses [3]	Operating Income	Income from Continuing Operations [4]	Diluted EPS from Continuing Operations [5]
Quarter Ended September 30, 2013
GAAP	$74	$42	$248	$307	$116	$78	$0.36
Restructuring and Acquisition Integration[1]	7	4	—	(11)	11	8	0.04
Amortization of acquired intangibles[2]	9	6	(15)	(15)	15	10	0.04
Adjusted	$90	$52	$233	$281	$142	$96	$0.44
Quarter Ended September 30, 2012
GAAP	$102	$41	$244	$293	$143	$87	$0.39
Restructuring and Acquisition Integration[1]	1	1	—	(2)	2	2	0.01
Amortization of acquired intangibles[2]	9	6	(15)	(15)	15	10	0.04
Adjusted	$112	$48	$229	$276	$160	$99	$0.44
____________
[1] Restructuring and acquisition integration charges primarily relate to nonrecurring expenses associated with rationalizing headcount and aligning operations.

[2] Amortization of acquired intangibles relate to the non-cash expenses associated with amortization of identifiable intangible assets of acquired businesses.

[3] Operating expenses consist of selling, general and administrative, research and development, and restructuring and acquisition integration expenses.

[4] Income from continuing operations is presented net of tax effect. Additional information about nonrecurring tax items related to nonrecurring expenses and the impact on the effective tax rate is included in the Reconciliation of the Adjusted Effective Tax Rate on the following page.

[5] Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

CAREFUSION CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted Effective Tax Rate:
(in millions)	GAAP	Nonrecurring Items [1]	Amortization of Acquired Intangibles	Adjusted [2]
Quarter Ended September 30, 2013
Income Before Income Tax	$96	$11	$15	$122
Provision for Income Tax	$18	$3	$5	$26
Effective Tax Rate[3]	18.5%	31.3%	34.2%	21.4%
Quarter Ended September 30, 2012
Income Before Income Tax	$124	$2	$15	$141
Provision for Income Tax	$37	$—	$5	$42
Effective Tax Rate[3]	29.8%	70.2%	32.7%	30.2%

Adjusted EPS Outlook for Fiscal Year Ending June 30, 2014:

GAAP Diluted Earnings per Common Share from Continuing Operations				$2.04 - $2.14
Estimated charges for nonrecurring items related to restructuring and acquisition integration, net of tax (mid-point of an estimated range of $0.04 to $0.06 per diluted share)				$0.05
Estimated acquisition-related intangible amortization, net of tax				$0.21
Adjusted Diluted Earnings per Common Share from Continuing Operations				$2.30 - $2.40
____________
[1] Reflects nonrecurring charges primarily related to nonrecurring restructuring and acquisition integration charges, and nonrecurring income tax items.

[2] Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items and amortization of acquired intangibles noted above.

[3] Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.

CAREFUSION CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions, except per share data)	September 30, 2013	June 30, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,773	$1,798
Trade Receivables, Net	402	429
Current Portion of Net Investment in Sales-Type Leases	340	351
Inventories, Net	404	384
Prepaid Expenses	34	30
Other Current Assets	215	141
Total Current Assets	3,168	3,133
Property and Equipment, Net	406	409
Net Investment in Sales-Type Leases, Less Current Portion	973	1,001
Goodwill	3,083	3,081
Intangible Assets, Net	776	793
Other Assets	86	136
Total Assets	$8,492	$8,553
LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-Term Obligations and Other Short-Term Borrowings	$452	$2
Accounts Payable	123	147
Deferred Revenue	58	51
Accrued Compensation and Benefits	114	150
Other Accrued Liabilities	226	242
Total Current Liabilities	973	592
Long-Term Obligations, Less Current Portion	999	1,444
Deferred Income Taxes	645	638
Other Liabilities	473	493
Total Liabilities	3,090	3,167
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock (50.0 Authorized Shares; $.01 Par Value) Issued – None	—	—
Common Stock (1,200.0 Authorized Shares; $.01 Par Value) Issued – 231.3 and 229.4 shares at September 30, 2013 and June 30, 2013, respectively	2	2
Treasury Stock, at cost, 18.8 and 15.5 shares at September 30, 2013 and June 30, 2013, respectively	(626)	(505)
Additional Paid-In Capital	4,924	4,886
Retained Earnings	1,126	1,048
Accumulated Other Comprehensive Loss	(24)	(45)
Total Stockholders’ Equity	5,402	5,386
Total Liabilities and Stockholders’ Equity	$8,492	$8,553

CAREFUSION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Quarters Ended September 30,
(in millions)	2013	2012
Cash and Cash Equivalents at July 1, Attributable to Continuing Operations	$1,798	$1,648
Cash and Cash Equivalents at July 1, Attributable to Discontinued Operations	$—	$(1)
Cash Flows from Operating Activities:
Net Income	78	84
Loss from Discontinued Operations	—	(3)
Income from Continuing Operations	78	87
Adjustments to Reconcile Income from Continuing Operations to Net Cash Provided by Operating Activities:
Depreciation and Amortization	46	45
Other Non-Cash Items	36	34
Change in Operating Assets and Liabilities:
Trade Receivables	25	32
Inventories	(23)	(22)
Net Investment in Sales-Type Leases	39	(10)
Accounts Payable	(23)	7
Other Accrued Liabilities and Operating Items, Net	(104)	(95)
Net Cash Provided by Operating Activities – Continuing Operations	74	78
Net Cash Provided by Operating Activities – Discontinued Operations	—	1
Net Cash Provided by Operating Activities	74	79
Cash Flows from Investing Activities:
Additions to Property and Equipment	(18)	(18)
Other Investing Activities	—	(2)
Net Cash Used in Investing Activities – Continuing Operations	(18)	(20)
Net Cash Used in Investing Activities	(18)	(20)
Cash Flows from Financing Activities:
Repayment of Long-Term Obligations	(1)	(250)
Share Repurchase Programs	(114)	—
Proceeds from Stock Option Exercises	34	7
Other Financing Activities	(10)	(16)
Net Cash Used in Financing Activities – Continuing Operations	(91)	(259)
Net Cash Used in Financing Activities	(91)	(259)
Effect of Exchange Rate Changes on Cash	10	14
Net Decrease in Cash and Cash Equivalents – Continuing Operations	(25)	(187)
Net Increase in Cash and Cash Equivalents – Discontinued Operations	—	1
Net Decrease in Cash and Cash Equivalents	(25)	(186)
Cash and Cash Equivalents at September 30, Attributable to Continuing Operations	$1,773	$1,461
Cash and Cash Equivalents at September 30, Attributable to Discontinued Operations	$—	$—
Non-Cash Investing and Financing Activities:
Asset Acquired by Entering into Capital Lease	$4	$—